Exhibit 31.4

CERTIFICATION

PURSUANT TO RULE 13a-14(a) or 15d-14(a)

OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Mark W. Reynolds, certify that:

(1)	I have reviewed this annual report on Form 10-K/A of GeoVax Labs, Inc.;

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: March 11, 2024	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer